                                     EXHIBIT 4.2
                          ADVANTAGE MARKETING SYSTEMS, INC.
                         1998 DISTRIBUTOR STOCK PURCHASE PLAN
                               STOCK PURCHASE AGREEMENT

PURCHASER INFORMATION         Social Security or Employer Identification Number
                              -------------------------------------------------

NAME_______________    ________________________________________      __________
     LAST                FIRST                                          M.I.
ADDRESS________________________________________________________________________
             STREET          (REQUIRED FOR UPS DELIVERY)         SUITE/APT.NO.
P.O. BOX_______________________________________________________________________
CITY/STATE/ZIP  _______________________________________________________________
BUSINESS PHONE  #_____________/_____________
RESIDENCE PHONE #_____________/_____________
SPOUSE SOCIAL SECURITY #____________________

As a Distributor of Advantage Marketing Systems, Inc. ("AMS"), you are entitled to participate in the Advantage Marketing Systems, Inc.1998 Distributor Stock Purchase Plan (the "Plan") and through the Plan purchase AMS common stock initially via a monthly bank draft from your checking account. Accompanying are the Prospectus, which describes the terms of the Plan, a copy of the Plan, which sets forth in full the terms and conditions of the Plan. Questions related to the Plan should be addressed to the Company by contacting AMS at 1-800-426-4267 or by mail at the address set forth below.

YOUR SIGNATURE BELOW INDICATES THAT YOU HAVE ELECTED TO BECOME A PARTICIPANT IN THE PLAN IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF.

DATE                          X
    ------------------------   ---------------------------------------------

I hereby authorize AMS to charge/draft my checking account from the financial institution listed below in the amount I have indicated below per month and to make correcting debits to the account as may be required.
THIS AUTHORIZATION IS TO REMAIN IN EFFECT UNTIL AMS RECEIVES WRITTEN NOTIFICATION FROM ME REVOKING OR AMENDING THE AUTHORIZATION.

BANK DRAFT AMOUNT                 $
                                   -------------
Enclosed with this agreement is:
     Amount equal to monthly amount above    $
                                              -------------
     Annual service fee                                $   5.00
                                                       --------
          TOTAL AMOUNT ENCLOSED   $
                                   -------------
NAME OF BANK
            -------------------------------------------------
CITY                           STATE          ZIP
    --------------------------      ---------    ------------
    ___ Checking     ACCT.
    ___ Savings      NO.___________________

     ATTACH VOID CHECK FOR
     ACCOUNT TO BE DRAFTED
                           ----------------

MAIL TO:  ADVANTAGE MARKETING SYSTEMS, INC.
          2601 N.W. EXPRESSWAY, SUITE 1210W
          OKLAHOMA CITY, OKLAHOMA 73112




                                      -1-